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
Logo  American                                                  Annuity Application
      Skandia Life                                             (Individual)

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1.    Owner(Applicant)                                          3.    Annuitant(if other than Owner)
      Name   John Doe                                                 Name
      Address  10 Any Street                                          Address
               Anytown, Anystate  12345
      Sex X Male  Female  Date of Birth  03/29/47                     Sex  Male  Female  Date of Birth
      Social Security/Tax I.D. No. 123-45-6789                        Social Security/Tax I.D. No.
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2.    Co-Owner(if applicable)                                   4.    Contingent Annuitant(if applicable)
      Name                                                            Name
      Address                                                         Address

      Sex Male Female  Date of Birth                                  Sex Male Female  Date of Birth
      Social Security/Tax I.D. No.                                    Social Security/Tax I.D. No.
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5.  Beneficiary  Designation  (The  Owner  reserves  the  right  to  change  the Beneficiaries unless indicated in No. 10.)
                     Primary Beneficiary                                               Contingent Beneficiary
      Name  Jane Doe       Relationship to Owner                      Name  Susan Doe      Relationship to Owner
                                     Wife                                                            Daughter
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6.    Initial Premium                                           -------------------------------------------------------------------
      $ 50,000                                                  9.    Type of Plan
      Type of Payment X Check/Wire   1035 Exchange              -------------------------------------------------------------------
       Trustee-to-Trustee Transfer                                    X Non-qualified  Qualified (indicate plan type):
                                                                       IRA   SEP/IRA   IRA Rollover   401k   403b
                                                                       Other
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7.    Investment Selection                                      10.   Replacement
      (Indicate your investment allocation below.  Please use         Is this annuity intended to replace (in whole or in part)
      only whole number percentages.  They must total 100%.)          an existing life insurance or annuity?   Yes  X No
      Variable Investment Options (if applicable)                     (If yes, please indicate carrier, contract no. and
           X  XX Money Market                   100  %                approximate premium amount in No. 11)
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                                                     %          11.   Special Instructions
                                                     %
                                                     %
      Fixed Investment Options (if applicable)
           YR         %              YR         %
           YR         %              YR         %
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8.    Amendments to the Application(Home office use only).      12.   Statement of Additional Information
                                                                        Yes.  Please send me a statement of additional information.
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Agreement
I/We represent to the best of my/our knowledge and belief the statements made in this application are true and complete; including, under penalty of perjury, the
Social Security or Tax ID numbers provided.  It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application or in any amendment to this application. I/WE HAVE
ALSO RECEIVED A COPY OF THE  PROSPECTUS  AND I/WE  UNDERSTAND  THAT: (A) ANNUITY
PAYMENTS OR SURRENDER  VALUES,  WHEN BASED ON THE  INVESTMENT  EXPERIENCE OF THE
SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A DOLLAR AMOUNT; AND (B)
ALL PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE
ADJUSTMENT  FORMULA,  THE  OPERATION  OF WHICH MAY RESULT IN EITHER AN UPWARD OR
DOWNWARD  ADJUSTMENT.
Signatures
Owner(s) X /s/John Doe
Proposed Annuitant (if other  than  Owner)  X
Dated  at  (location)  Anytown,  Anystate    Date  01/03/92
Signature  of Agent X /s/ Robert  Smith     Agent Name Robert Smith
Name and Address of Firm XYZ Agency,  100 South Street,  Anytown, Anystate 12345
Agent Report
Do you have any reason to believe  that the  contract  applied for is to replace
existing annuities or life insurance? Yes   X No
INAA-2-92